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                                                                     EXHIBIT 5.2

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                                                     FILE NUMBER
                                                                       866755


                                 May 29, 1998


Impac Commercial Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

          Re:  Impac Commercial Holdings, Inc.
               Registration Statement on Form S-11
               (Registration No. 333-52231)
               -----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Impac Commercial Holdings, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 3,450,000 shares of the Company's common stock (including 450,000 shares of common stock which the underwriters have the option to purchase to cover over-allotments, if any), $.01 par value per share (the "Common Stock") under the Securities Act of 1933, as amended (the "1933 Act"), all as described in the above-referenced Registration Statement under the 1933 Act. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission"), including the related form of prospectus in the form in which it was transmitted to the Commission under the 1933 Act;

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Impac Commercial Holdings, Inc.
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          2.  The Articles of Amendment and Restatement of the Company, as
amended, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

          4. Resolutions adopted by the Board of Directors of the Company relating to the authorization, sale, issuance and registration of the Common Stock (the "Resolutions"), certified as of the date hereof by an officer of the Company;

          5. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

          6. A certificate executed by an officer of the Company, dated the date hereof; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

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Impac Commercial Holdings, Inc.
May 29, 1998
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          4.   All Documents submitted to us as originals are authentic.  The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Common Stock has been duly authorized and, when and if issued in accordance with the Resolutions, will be duly and validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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          This opinion is being furnished to you for your submission to the
Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Freshman, Marantz, Orlanski, Cooper & Klein, special counsel to the Company) without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Opinion" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                         Very truly yours,

                                         /s/ Ballard Spahr Andrews & Ingersoll

                                         Ballard Spahr Andrews & Ingersoll

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